Exhibit 10.46

                               CONTROL AGREEMENT

      This CONTROL AGREEMENT, dated as of December 18, 2000, (the "Control Agreement") is entered into between Heartland Partners, L.P., a Delaware limited liability partnership (the "Partnership"), HTI Class B, LLC, a
Delaware limited liability company (the "Grantor"), and PG Oldco, Inc., a Michigan corporation (the "Secured Party").

1.    The  Grantor  and  the  Secured   Party  have  entered  into  a  certain
      Subordinated Security Agreement dated as of the date hereof (the "Security Agreement") and the Secured Party, the Grantor, the Partnership and CMC Heartland Partners have entered into that certain Lien Subordination and Inter-Creditor Agreement dated as of the date hereof (the "Inter-Creditor Agreement"). Unless otherwise defined herein, all capitalized terms used in this Control Agreement shall have the meaning ascribed to them in the Security Agreement. Pursuant to the Security Agreement, the Grantor has granted the Secured Party a junior security interest in the Collateral, including the Class B
      Limited   Partnership   Interest  in  the  Partnership  (the  "Pledged
      Collateral"). The parties are entering into this Control Agreement to perfect the Secured Party's security interest in the Pledged Collateral.

2.    The Partnership represents and warrants to the Secured Party that:

      2.1.  The Partnership is the issuer of the Pledged Collateral.

      2.2. The Pledged Collateral is a security within the meaning of 8-102(a)(15) of the UCC.

      2.3.  No   certificate   has  been  issued  to  represent   the  Pledged
            Collateral, and the Pledged Collateral is an uncertificated security within the meaning of 8-102(a)(18) of the UCC.

      2.4. The Partnership does not know of any claim to or interest in the Pledged Collateral, except for claims and interests of the Senior Debt Holder and the Secured Party.

3. The Partnership shall comply with all notifications it receives directing it to transfer or redeem the Pledged Collateral (each an entitlement order) originated by the Secured Party without further consent by the Grantor, subject to the terms and provisions of the Inter-Creditor Agreement.

4. Except as otherwise provided in this section, the Partnership shall comply with entitlement orders originated by the Grantor without further consent by the Secured Party. If the Secured Party notifies the Partnership that the Secured Party will exercise exclusive control over the Pledged Collateral (a "notice of exclusive control"), the Partnership shall cease complying with entitlement orders or other directions concerning the Pledged Collateral originated by the Grantor and distributing to the Grantor interest and dividends on property in the Pledged Collateral. Until the Partnership receives a notice of exclusive control, the Partnership may distribute to the Grantor all interest and regular cash dividends on property in the Pledged
      Collateral. Except as specifically provided in the immediately preceding sentence, the Partnership shall not comply with any entitlement order originated by the Grantor that would require the Partnership to make a delivery to the Grantor or any other person of all or any part of the Collateral.

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5.    The  Partnership  shall not agree with any third  party,  other than the
      Senior Debt Holder and, subject to Section 12 hereof, the Pari Passu Debt Holders, that the Partnership will comply with entitlement orders originated by the third party.

6. The Partnership shall send copies of all statements and confirmations for the Pledged Collateral simultaneously to the Grantor and the Secured Party. The Partnership shall use reasonable efforts promptly to notify the Secured Party and the Grantor if any other person, other than the Senior Debt Holder and the Pari Passu Debt Holders, claims that it has a property interest in property in the Pledged Collateral and that it is a violation of that person's rights for anyone else to hold, transfer, or deal with the property.

7. Except for permitting a withdrawal, delivery, or payment in violation of section 4, the Partnership will not be liable to the Secured Party for complying with entitlement orders from the Grantor that are received by the Partnership before the Partnership receives and has a reasonable opportunity to act on a notice of exclusive control. The Partnership shall not be liable to the Grantor for complying with a notice of exclusive control or with entitlement orders originated by the Secured Party, even if the Grantor notifies the Partnership that the Secured Party is not legally entitled to issue the entitlement order or notice of exclusive control, unless the Partnership takes the action after it is served with an injunction, restraining order, or other legal process enjoining it from doing so, issued by a court of competent jurisdiction, and had a reasonable opportunity to act on the injunction, restraining order or other legal process, or the Partnership acts in collusion with the Secured Party in violating the Grantor's rights.

8. This Control Agreement does not create any obligation of the Partnership except for those expressly set forth in this Control Agreement. In particular, the Partnership shall not be obligated to investigate whether the Secured Party is entitled under the Secured Party's agreements with the Grantor to give an entitlement order or a notice of exclusive control. The Partnership may rely on notices and communications it believes given by the appropriate party.

9. The Grantor shall indemnify the Partnership, its officers, directors, employees, and agents against claims, liabilities, and expenses arising out of this Control Agreement (including reasonable attorneys' fees and disbursements), except to the extent the claims, liabilities, or expenses are caused by the Partnership's gross negligence or willful misconduct.

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10.   The Secured Party may terminate this Control  Agreement by notice to the
      Partnership and the Grantor. The Partnership shall not terminate this Control Agreement at any time prior to the full satisfaction of all obligations to the Secured Party under the PG Loan Agreements (as that term is defined in the Inter-Creditor Agreement).

11. If the Secured Party notifies the Partnership that the Secured Party's security interest in the Pledged Collateral has terminated, this Security Agreement will immediately terminate. Sections 8 and 9 will survive termination of this Control Agreement.

12. The Grantor and the Partnership shall not enter into any control agreement with any Pari Passu Debt Holder without the prior written consent of the Secured Party which consent will be given so long as the related Pari Passu Debt (and any future advance in respect thereof) is incurred in compliance with the Collateral Value Ratio.

13. This Control Agreement shall be governed by the laws of the State of Delaware. The Partnership and the Grantor may not change the law governing the Pledged Collateral without the Secured Party's express written agreement.

14.   This  agreement  is the  entire  agreement,  and  supersedes  any  prior
      agreements  and   contemporaneous   oral  agreements,   of  the  parties
      concerning its subject matter.

15. No amendment of, or waiver of a right under, this Control Agreement will be binding unless it is in writing and signed by the party to be charged.

16. To the extent a provision of this Control Agreement is unenforceable, this Control Agreement will be construed as if the unenforceable provision were omitted.

17. All property credited to the Pledged Collateral will be treated as financial assets under Article 8 of the Delaware Uniform Commercial Code.

18. This Control Agreement and any control agreement entered into between the Grantor, the Partnership and a Senior Debt Holder (each a "Senior Debt Holder Control Agreement"), whether prior to, as of or after the date of this Control Agreement, shall be subject to the provisions of the Inter-Creditor Agreement and to the extent that any rights of the Secured Party under this Control Agreement conflict or are inconsistent with the rights of a Senior Debt Holder under a Senior Debt Holder Control Agreement, such conflict or inconsistency shall be resolved in accordance with the provisions of the Inter-Creditor Agreement.

19.   A  successor  to  or  assignee  of  the  Secured   Party's   rights  and
      obligations under the Security Agreement will succeed to the Secured Party's rights and obligations under this Control Agreement.

20. A notice or other communication to a party under this Control Agreement will be in writing, will be sent to the party's address set forth below or to such other address as the party may notify the other parties and will be effective on receipt.

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      IN WITNESS  WHEREOF,  the  Partnership,  Grantor and Secured  Party have caused this Control Agreement to be duly executed as of the day and year first above written.

                                    HEARTLAND PARTNERS, L.P.

                                    By:   HTI Interests, LLC
                                          Its General Partner

                                    By     s/Edwin Jacobson
                                    Its       President & CEO


                                    PG OLDCO, INC.

                                    By     s/Peter G.VanHeusden
                                    Its      President


                                    HTI CLASS B, LLC

                                    By     s/Edwin Jacobson
                                    Its       President & CEO







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